Exhibit 4.1

COOPER INDUSTRIES PLC,
COOPER INDUSTRIES, LTD.
and
COMPUTERSHARE TRUST COMPANY, N.A.
Rights Agent

Second Amended and Restated Rights Agreement
Dated as of September 8, 2009

i

ii

SECOND AMENDED AND RESTATED RIGHTS AGREEMENT
     SECOND AMENDED AND RESTATED RIGHTS AGREEMENT (the “Agreement”), executed as a Deed Poll, dated as of September 8, 2009, amending and restating the Amended and Restated Rights Agreement, dated August 3, 2007 (the “Old Agreement”), by and among Cooper Industries plc, a company incorporated in Ireland under registered number 471954 (the “Company”), Cooper Industries, Ltd., a Bermuda company (“Cooper Bermuda”), and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).
W I T N E S S E T H
     WHEREAS, the Board of Directors of the Company authorized the issuance of its Ordinary Shares (as hereinafter defined) in conjunction with the Scheme of Arrangement under section 99 of the Bermuda Companies Act 1981 between Cooper Bermuda and the holders of its Class A Common Shares, sanctioned by the Supreme Court of Bermuda on September 4, 2009, pursuant to which the Class A Common Shares (other than those held by subsidiaries of Cooper Bermuda) will be cancelled and the former holders thereof will receive Ordinary Shares of the Company on a one-for-one basis in respect of such cancelled Class A Common Shares (the “Scheme”); and
     WHEREAS, the Class A Common Shares of Cooper Bermuda that will be cancelled in the Scheme have certain rights attached (the “Old Rights”) and the Board of Directors of the Company desires to replace such Old Rights with rights attached to the Ordinary Shares of the Company, so that the Persons (as hereinafter defined) who hold Ordinary Shares will have substantially the same rights before and after the Scheme; and
     WHEREAS, pursuant to the above, the Board of Directors of the Company authorized the issuance of one Right for each Ordinary Share outstanding at the Record Time (as hereinafter defined) and authorized the issuance of one Right (as such number may hereafter be adjusted pursuant to the provisions of Section 11(p) hereof) for each Ordinary Share issued between the Record Time and the Distribution Date (as hereinafter defined), each Right initially representing the right to purchase one one-hundredth of a Series A Participating Preferred Share, par value US$.01 per share, of the Company, having the rights, powers and preferences set forth in the Resolution of the Board of Directors of the Company attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth (the “Rights”); and
     WHEREAS, in order to set forth the terms of the Old Rights, Cooper Bermuda and the Rights Agent executed and entered into the Old Agreement; and
     WHEREAS, pursuant to Section 27 of the Old Agreement, Cooper Bermuda and the Rights Agent may from time to time supplement or amend the Old Agreement in accordance with the provisions of Section 27 thereof; and
     WHEREAS, all acts and things necessary to make this Agreement a valid agreement, enforceable according to its terms, have been done and performed, and the execution and delivery of this Agreement by the Company, Cooper Bermuda and the Rights Agent have been in all respects duly authorized by the Company, Cooper Bermuda and the Rights Agent.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:
          Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:
          (a) “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Ordinary Shares then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, or any Person who becomes an Acquiring Person solely as a result of a reduction in the number of Ordinary Shares outstanding due to the repurchase of Ordinary Shares by the Company, unless and until such Person shall purchase or otherwise become the Beneficial Owner of additional Ordinary Shares constituting 1% or more of the then outstanding Ordinary Shares.
          (b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement (the “Exchange Act”).
          (c) “Articles” shall mean the articles of association of the Company from time to time;
          (d) A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own,” any securities:
          (i) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” (A) securities tendered pursuant to a tender, exchange or takeover offer made by such Person or any of such Person’s Affiliates or Associates until such securities are accepted for purchase or exchange, or (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (the “Original Rights”) or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights;
          (ii) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or
     (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (d)) or disposing of any voting securities of the Company; provided, however, that nothing in this paragraph (d) shall cause a Person engaged in the business as an underwriter of securities to be deemed the “Beneficial Owner” of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition.
          (e) “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
          (f) “Close of business” on any given date shall mean 5:00 P.M., New York, New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York, New York time, on the next succeeding Business Day.
          (g) “Continuing Director” shall mean (i) any member of the Board of Directors of the Company, while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and was a member of the Board on the Effective Date (as defined in the Scheme), or (ii) any Person who subsequently becomes a member of the Board, while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, if such Person’s nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.
          (h) “Ordinary Shares” shall mean the ordinary shares, par value US$.01 per share, of the Company, except that “Ordinary Shares” when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.
          (i) “Person” shall mean any individual, firm, corporation, partnership or other entity.

          (j) “Preferred Shares” shall mean Series A Participating Preferred Shares, par value US$.01 per share, of the Company and, to the extent that there are not a sufficient number of Series A Participating Preferred Shares authorized to permit the full exercise of the Rights, any other series of preferred shares of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Participating Preferred Shares.
          (k) “Record Time” shall mean immediately after the Transaction Time (as defined in the Scheme).
          (l) “Section 11(a)(ii) Event” shall mean the event described in Section 11(a)(ii) hereof.
          (m) “Section 13 Event” shall mean any event described in clauses (x), (y) or (z) of Section 13(a) hereof.
          (n) “Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.
          (o) “Subsidiary” shall mean, with reference to any Person, any corporation of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.
          (p) “Trading Day” shall have the meaning set forth in Section 11(d)(i) hereof.
          (q) “Triggering Event” shall mean the Section 11(a)(ii) Event or any Section 13 Event.
     Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable upon ten (10) days prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.
     Section 3. Issue of Rights and Rights Certificates.
          (a) Until the earlier of (i) the close of business on the tenth Business Day after the Stock Acquisition Date or (ii) the close of business on the tenth Business Day (or such later date as the Board of Directors shall determine) after the date that a tender, exchange or takeover offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be the Beneficial Owner of 15% or more of the Ordinary Shares then outstanding (the earlier of (i) and (ii) being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Ordinary Shares registered in the names of the holders of the Ordinary Shares (which certificates for Ordinary Shares shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying Ordinary Shares (including a transfer to the Company). As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of Ordinary Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more right certificates, in substantially the form of Exhibit B hereto (the “Rights Certificates”), evidencing one Right for each Ordinary Share so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per Ordinary Share has been made pursuant to Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates. Nothing in this Agreement shall require the issuance of certificates for Ordinary Shares of the Company. References in this Agreement to certificates for Ordinary Shares or any other securities shall be deemed to include, in the case of any such Ordinary Shares or other securities that may be held in uncertificated form, book-entry interests in respect thereof on the records of the transfer agent therefor.
          (b) One Right shall be and hereby is granted and issued in respect of each Ordinary Share which is outstanding at the Record Time, and one Right (as such number may hereafter be adjusted pursuant to the provisions of Section 11(p) hereof) shall be and hereby is granted and issued in respect of each Ordinary Share which is issued after the Record Time but prior to the earlier of the Distribution Date or the Expiration Date; certificates representing such Ordinary Shares shall also be deemed to be certificates for Rights. Certificates representing Ordinary Shares shall bear the following legend if issued after the Record Time but prior to the earlier of the Distribution Date or the Expiration Date:
     “This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Second Amended and Restated Rights Agreement (the “Rights Agreement”), by and among Cooper Industries plc, Cooper Industries, Ltd. and Computershare Trust Company, N.A., as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal administrative offices of Cooper Industries plc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Cooper Industries plc will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.”
With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Ordinary Shares represented by such certificates shall be evidenced by such certificates alone and registered holders of Ordinary Shares shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Ordinary Shares represented by such certificates.
     Section 4. Form of Rights Certificates.
          (a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the price set forth therein (such exercise price per one one-hundredth of a share, the “Purchase Price”), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.
          (b) Any Rights Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:
     “The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement.”

     Section 5. Countersignature and Registration.
          (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such person was not such an officer.
          (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.
     Section 6. Transfer, Split Up, Consolidation and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.
          (a) Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, consolidated or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share (or, following a Triggering Event, Ordinary Shares, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, consolidate or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, consolidated or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, consolidation or exchange of Rights Certificates.
          (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.
     Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.
          (a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c) and Section 11(a)(iii) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a Preferred Share (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) the close of business on August 1, 2017 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof or (iii) the time at which the Rights are exchanged for Ordinary Shares or Preferred Shares as provided in Section 24 hereof (the earlier of (i), (ii) and (iii) being herein referred to as the “Expiration Date”).
          (b) The Purchase Price for each one one-hundredth of a Preferred Share pursuant to the exercise of a Right shall initially be US$600, and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in accordance with paragraph (c) below.
          (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one one-hundredth of a Preferred Share (or other securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one one-hundredths of a Preferred Share to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of Preferred Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to, or upon the order of, the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) or 11(q) hereof) may be made (x) in cash or by certified bank check or bank draft payable to the order of the Company, or (y) by delivery of a certificate or certificates (with appropriate stock powers executed in blank attached thereto) evidencing a number of Ordinary Shares equal to the then Purchase Price divided by the closing price (as determined pursuant to Section 11(d) hereof) per Ordinary Share on the Trading Day immediately preceding the date of such exercise. In the event that the Company is obligated to issue other securities (including Ordinary Shares) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) or 11(q) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate. The Company reserves the right to require (i) prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole Preferred Shares would be issued and (ii) the payment in cash of the nominal value of any Preferred Shares, Ordinary Shares or other securities issuable hereunder as a condition to the issuance thereof.
          (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.
          (e) Notwithstanding anything in this Agreement to the contrary, from and after the occurrence of the Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable endeavours to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.
          (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.
     Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, consolidation or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.
     Section 9. Reservation and Availability of Capital Stock.
          (a) The Company covenants and agrees that it will use all reasonable endeavours to keep reserved and available out of its authorized and unissued Preferred Shares (and, following the occurrence of a Triggering Event, out of its authorized and unissued Ordinary Shares and/or other securities), the number of Preferred Shares (and, following the occurrence of a Triggering Event, Ordinary Shares and/or other securities) that, as provided in this Agreement including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.
          (b) So long as the Preferred Shares (and, following the occurrence of a Triggering Event, Ordinary Shares and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use all reasonable endeavours to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.
          (c) The Company shall use all reasonable endeavours (i) to file, as soon as practicable following the earliest date after the occurrence of the Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) hereof, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act of 1933 (the “Act”) and any other prospectus as may be required under applicable law, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) to cause such registration statement to become effective as soon as practicable after such filing, and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement or prospectus and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.
          (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all one one-hundredths of a Preferred Share (and, following the occurrence of a Triggering Event, Ordinary Shares and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.
          (e) The Company further covenants and agrees that it will, or will procure that a subsidiary of the Company shall, pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of one one-hundredths of a Preferred Share (or Ordinary Shares and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of one one-hundredths of a Preferred Share (or Ordinary Shares and/or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of one one-hundredths of a Preferred Share (or Ordinary Shares and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax is due.
     Section 10. Preferred Shares Record Date. Each person in whose name any certificate for a number of one one-hundredths of a Preferred Share (or Ordinary Shares and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Preferred Shares (fractional or otherwise) (or Ordinary Shares and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares (or Ordinary Shares and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares (or Ordinary Shares and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.
     Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
     (a)(i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) consolidate the outstanding Preferred Shares into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation, merger or scheme of arrangement in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, consolidation or reclassification, and the number and kind of Preferred Shares or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of Preferred Shares or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Share transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, consolidation or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.
     (ii) In the event any Person becomes an Acquiring Person, unless the event causing the 15% threshold to be crossed is a transaction set forth in Section 13(a) hereof, or is an acquisition of Ordinary Shares pursuant to a tender, exchange or takeover offer for all outstanding Ordinary Shares at a price and on terms determined by at least two-thirds (2/3) of the Continuing Directors, to be in the best interests of the Company and its shareholders (a “Qualifying Offer”), then, promptly following the occurrence of such event, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-hundredths of a Preferred Share, such number of Ordinary Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the occurrence of the Section 11(a)(ii) Event, and (y) dividing that product (which, following such occurrence, shall thereafter be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by 50% of the current market price (determined pursuant to Section 11(d) hereof) per Ordinary Share on the date of such occurrence (such number of shares, the “Adjustment Shares”).
     (iii) In the event that the number of Ordinary Shares which are authorized by the Company’s Memorandum of Association but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (2) the Purchase Price (such excess, the “Spread”), and (B) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for the Adjustment Shares, upon the exercise of such Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Ordinary Shares or other equity securities of the Company (including, without limitation, preferred shares or units of preferred shares which the Board of Directors of the Company has deemed to have the same value as Ordinary Shares (such preferred shares, “common share equivalents”)), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of an internationally recognized investment banking firm selected by the Board of Directors of the Company; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the occurrence of the Section 11(a)(ii) Event (being referred to herein as the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Ordinary Shares (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional Ordinary Shares could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the

Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, the “Substitution Period”). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be the current market price (as determined pursuant to Section 11(d) hereof) per Ordinary Share on the Section 11(a)(ii) Trigger Date and the per share or per unit value of any “common share equivalent” shall be deemed to be equal to the current market price (as determined pursuant to Section 11(d) hereof) of the Ordinary Shares on such date.
          (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares (“equivalent preferred shares”)) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or per equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the current market price (as determined pursuant to Section 11(d) hereof) per Preferred Share on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date, plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of Preferred Shares outstanding on such record date, plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c) In case the Company shall fix a record date for a distribution to all holders of Preferred Shares (including any such distribution made in connection with a consolidation, merger or scheme of arrangement in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Shares, but including any dividend payable in shares other than Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d) hereof) per Preferred Share on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a Preferred Share and the denominator of which shall be such current market price (as determined pursuant to Section 11(d) hereof) per Preferred Share. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.
     (d)(i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the “current market price” per Ordinary Share on any date shall be deemed to be the average of the daily closing prices per share of such Ordinary Shares for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the “current market price” per Ordinary Share on any date shall be deemed to be the average of the daily closing prices per share of such Ordinary Shares for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the current market price per Ordinary Share is determined during a period following the announcement by the issuer of such Ordinary Shares of (A) a dividend or distribution on such Ordinary Shares payable in Ordinary Shares or securities convertible into such Ordinary Shares (other than the Rights), or (B) any subdivision, consolidation or reclassification of such Ordinary Shares, and the ex-dividend date for such dividend or distribution or the record date for such subdivision, consolidation or reclassification shall not have occurred prior to the commencement of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, then, and in each such case, the “current market price” shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Ordinary Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Ordinary Shares are listed or admitted to trading or, if the Ordinary Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”) or such other system then in use, or, if on any such date the Ordinary Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Ordinary Shares selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Ordinary Shares, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Ordinary Shares are listed or admitted to trading is open for the transaction of business or, if the Ordinary Shares are not listed or admitted to trading on any national securities exchange, a Business Day. If the Ordinary Shares are not publicly held or not so listed or traded, “current market price” per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.
     (ii) For the purpose of any computation hereunder, the “current market price” and closing price per Preferred Share shall be determined in the same manner as set forth above for the Ordinary Shares in clause (i) of this Section 11(d) (other than the last sentence thereof). If the current market price or closing price per Preferred Share cannot be determined in the manner provided above or if the Preferred Shares are not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the “current market price” or closing price, as applicable, per Preferred Share shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Ordinary Shares occurring after the date of this Agreement) multiplied by the current market price or closing price, as applicable, per Ordinary Share. If neither the Ordinary Shares nor the Preferred Shares are publicly held or so listed or traded, “current market price” or closing price per Preferred Share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the “current market price” or closing price of one one-hundredth of a Preferred Share shall be equal to the “current market price” or closing price, as applicable, of one Preferred Share divided by 100.
          (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of an Ordinary Share or other share or one-millionth of a Preferred Share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment, or (ii) the Expiration Date.
          (f) If as a result of an adjustment made pursuant to Section 11(a)(ii), Section 11(q) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.
          (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
          (h) Unless the Company shall have exercised its election as provided in Section 11(i) or 11(q), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.
          (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.
          (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredth of a share and the number of one one-hundredths of a share which were expressed in the initial Rights Certificates issued hereunder.
          (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then nominal value, if any, of the number of one one-hundredths of a Preferred Share issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one one-hundredths of a Preferred Share at such adjusted Purchase Price.
          (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-hundredths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-hundredths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.
          (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board of Directors of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the current market price, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this

Section 11, hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such shareholders.
          (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into or enter into a scheme of arrangement with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger, scheme of arrangement or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger, scheme of arrangement or sale, the shareholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.
          (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 11(q), Section 23, Section 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.
          (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Record Time and prior to the Distribution Date (i) declare a dividend on the outstanding Ordinary Shares payable in Ordinary Shares, (ii) subdivide the outstanding Ordinary Shares, or (iii) consolidate the outstanding Ordinary Shares into a smaller number of shares, the number of Rights associated with each Ordinary Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each Ordinary Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Ordinary Share immediately prior to such event by a fraction the numerator of which shall be the total number of Ordinary Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Ordinary Shares outstanding immediately following the occurrence of such event.
          (q) The Board of Directors of the Company may, at its option, at any time that it is permitted to effect an exchange of Rights for Ordinary Shares pursuant to Section 24, elect to adjust the terms of the Rights such that each holder of a Right (except as provided in Section 7(e) and Section 24 hereof) shall thereafter have the right to receive, upon exercise thereof in accordance with the terms of this Agreement, in lieu of any other securities, a number of Ordinary Shares per Right equal to the Exchange Ratio (as hereinafter defined) at a price per

Ordinary Share equal to the nominal value thereof (which, following such election, shall thereafter be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement).
     Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 and Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Shares and the Ordinary Shares, a copy of such certificate, and (c) mail or cause the Rights Agent to mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing Ordinary Shares) in accordance with Section 27 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.
     Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.
          (a) In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, or enter into any scheme of arrangement with, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation, merger or scheme of arrangement, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, or enter into any scheme of arrangement with, the Company, and the Company shall be the continuing or surviving corporation of such consolidation, merger or scheme of arrangement and, in connection with such consolidation, merger or scheme of arrangement, all or part of the outstanding Ordinary Shares shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case (except as may be contemplated by Section 13(d) hereof), proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable Ordinary Shares of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if the Section 11(a)(ii) Event has occurred prior to the occurrence of a Section 13 Event, multiplying the number of such one one-hundredths of a share for which a Right was exercisable immediately prior to the occurrence of the Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by (2) 50% of the current market price (determined pursuant to Section 11(d)(i) hereof) per Ordinary Share of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Ordinary Shares) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Ordinary Shares thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.
          (b) “Principal Party” shall mean:
          (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Ordinary Shares of the Company are converted in such merger, consolidation or scheme of arrangement, and if no securities are so issued, the Person that is the other party to such merger, consolidation or scheme of arrangement; and
          (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;
provided, however, that in any such case, (1) if the Ordinary Shares of such Person are not at such time and have not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Ordinary Shares of which are and have been so registered, “Principal Party” shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Ordinary Shares of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Ordinary Shares having the greatest aggregate market value.
          (c) The Company shall not consummate any such consolidation, merger, scheme of arrangement, sale or transfer unless the Principal Party shall have a sufficient number of authorized Ordinary Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, scheme of arrangement or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will:

          (i) prepare and file a registration statement under the Act, and, if required under applicable law, any prospectus, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its reasonable endeavours to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and
          (ii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.
The provisions of this Section 13 shall similarly apply to successive mergers, consolidations, schemes of arrangement or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of the Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).
          (d) Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (x) and (y) of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired Ordinary Shares pursuant to a Qualifying Offer (or a wholly owned subsidiary of such Person or Persons), (ii) the price per Ordinary Share offered in such transaction is not less than the price per Ordinary Share paid to all holders of Ordinary Shares whose shares were purchased pursuant to such tender, exchange or takeover offer, and (iii) the form of consideration being offered to the remaining holders of Ordinary Shares pursuant to such transaction is the same as the form of consideration paid pursuant to such tender, exchange or takeover offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.
     Section 14. Fractional Rights and Fractional Shares.
          (a) The Company shall not be required to issue fractions of Rights, except those issued prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there may be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.
          (b) The Company shall not be required to issue fractions of Preferred Shares upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares. In lieu of fractional Preferred Shares, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) Preferred Share. For purposes of this Section 14(b), the current market value of one (1) Preferred Share shall be the closing price of one (1) Preferred Share (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise. The Company may, at its option, elect to issue fractional Preferred Shares only in fractions which are integral multiples of one one-hundredth of a Preferred Share. To the extent any fractional Preferred Shares may be issued, such fractional Preferred Shares may, at the option of the Company, be evidenced by depositary receipts.
          (c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of Ordinary Shares upon exercise of the Rights or to distribute certificates which evidence fractional Ordinary Shares. In lieu of fractional Ordinary Shares, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) Ordinary Share. For purposes of this Section 14(c), the current market value of one (1) Ordinary Share shall be the closing price of one (1) Ordinary Share (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.
          (d) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.
     Section 15. Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Ordinary Shares); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Ordinary Shares), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Ordinary Shares), may, in his own behalf and for his own benefit, enforce and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.
     Section 16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Ordinary Shares;
          (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;
          (c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated certificate representing Ordinary Shares) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated certificate representing Ordinary Shares made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and
          (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use all reasonable endeavours to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.
     Section 17. Rights Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-hundredths of a Preferred Share or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.
     Section 18. Concerning the Rights Agent.
          (a) The Company agrees to, or to procure that a subsidiary of the Company will, pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.
          (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Ordinary Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.
     Section 19. Merger or Consolidation or Change of Name of Rights Agent.
          (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.
          (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.
     Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:
          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.
          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of “current market price”) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.
          (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.
          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.
          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Ordinary Shares or Preferred Shares to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Ordinary Shares or Preferred Shares will, when so issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.
          (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.
          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment thereof.
          (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
          (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.
     Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days notice in writing mailed to the Company and, in the event that any transfer agent of the Ordinary Shares or Preferred Shares is a Person other than the Rights Agent or one of the Rights Agent’s Affiliates, to each such transfer agent, in each case by registered or certified mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Ordinary Shares and Preferred Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to resign automatically on the effective date of such termination, and any required notice will be sent by the Company. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit such holder’s Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation or trust company organized and doing business under the laws of the United States or any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has individually or combined with an Affiliate at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million dollars. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Ordinary Shares and Preferred Shares, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
     Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Ordinary Shares following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to Ordinary Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

     Section 23. Redemption and Termination.
          (a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) such time as any Person becomes an Acquiring Person or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of US$.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). The Company may, at its option, pay the Redemption Price in cash, Ordinary Shares (based on the “current market price,” as defined in Section 11(d)(i) hereof, of the Ordinary Shares at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.
          (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder’s last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Ordinary Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.
     Section 24. Exchange.
          (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for Ordinary Shares at an exchange ratio of one Ordinary Share per Right, appropriately adjusted to reflect any adjustment in the number of Rights pursuant to Section 11(i) and any adjustment in the number of Rights associated with each Ordinary Share pursuant to Section 11(p) (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors of the Company shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Ordinary Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Ordinary Shares then outstanding.
          (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Ordinary Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Ordinary Shares for Rights will be effected, and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.
          (c) In the event that there shall not be sufficient Ordinary Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24 or any exercise of Rights as contemplated in accordance with Section 11(q), the Company shall take all such reasonable action as may be necessary to authorize additional Ordinary Shares for issuance upon such exchange or exercise, as applicable, of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Ordinary Shares, the Company shall substitute, for each Ordinary Share that would otherwise be issuable upon such exchange or exercise, as applicable, of a Right, a number of Preferred Shares or, subject to paragraph (d) below, fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Ordinary Share as of the date of issuance of such Preferred Shares or fraction thereof.
          (d) The Company shall not be required to issue fractions of Ordinary Shares or Preferred Shares or to distribute certificates which evidence fractional Ordinary Shares or Preferred Shares in connection with any exchange of Rights as contemplated in accordance with this Section 24 or any exercise of Rights as contemplated in accordance with Section 11(q). In lieu of such fractional Ordinary Shares or Preferred Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Ordinary Shares or Preferred Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Ordinary Share or Preferred Share, as applicable. For the purposes of this paragraph (d), the current market value of a whole Ordinary Share or Preferred Share shall be the closing price of an Ordinary Share or Preferred Share, as applicable (as determined pursuant to Section 11(d)(i) or Section 11(d)(ii) hereof, as applicable), for the Trading Day immediately prior to the date of exchange pursuant to this Section 24 or of exercise pursuant to Section 11(q), as applicable.
     Section 25. Notice of Certain Events.
          (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Shares or to make any other distribution to the holders of Preferred Shares (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Preferred Share rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), or (iv) to effect any consolidation, merger or scheme of arrangement into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, scheme of arrangement, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Shares whichever shall be the earlier.
          (b) In case the Section 11(a)(ii) Event shall occur or an election shall be made pursuant to Section 11(q), (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) or 11(q) hereof, as applicable, and (ii) all references in the preceding paragraph to Preferred Shares shall be deemed thereafter to refer to Ordinary Shares and/or, if appropriate, other securities.
     Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:
Cooper Industries plc
Chase Tower
600 Travis Street, Suite 5800
Houston, Texas 77002
Attention: Secretary
Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Computershare Trust Company, N.A.
250 Royall Street
Canton, Massachusetts 02021
Attn: Client Services
Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing Ordinary Shares) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.
     Section 27. Supplements and Amendments. Prior to the Distribution Date and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent may (and the Rights Agent shall, if the Company so directs) supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Ordinary Shares. Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the thresholds set forth in Section 1(a), 3(a) and 11(a) hereof and this Section 27 to not less than 10% (the “Reduced Threshold”); provided, however, that no Person who beneficially owns a number of Ordinary Shares equal to or greater than the Reduced Threshold shall become an Acquiring Person unless such Person shall, after the public announcement of the Reduced Threshold, increase its beneficial ownership of the then outstanding Ordinary Shares (other than as a result of an acquisition of Ordinary Shares by the Company) to an amount equal to or greater than the greater of (x) the Reduced Threshold or (y) the sum of (i) the lowest beneficial ownership of such Person as a percentage of the outstanding Ordinary Shares as of any date on or after the date of the public announcement of such Reduced Threshold plus (ii) 0.001%. From and after the Distribution Date and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent may (and the Rights Agent shall, if the Company so directs) supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything in this Agreement to the contrary (including the next sentence), the Company and the Rights Agent may (and the Rights Agent shall, if the Company so directs) supplement or amend this Agreement at any time without the approval of any holders of certificates representing Ordinary Shares or of any holders of Rights Certificates in order to conform the provisions hereof to applicable law. Notwithstanding anything contained in this

Agreement to the contrary (except as described in the preceding sentence and the proviso to this sentence), no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of one one-hundredths of a Preferred Share for which a Right is exercisable; provided, however, that at any time prior to (i) a Stock Acquisition Date or (ii) the date that a tender, exchange or takeover offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be the Beneficial Owner of 15% or more of the Ordinary Shares then outstanding, the Board of Directors of the Company may amend this Agreement to increase the Purchase Price or extend the Final Expiration Date. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Ordinary Shares.
     Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
     Section 29. Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of Ordinary Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Ordinary Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company (with, where specifically provided for herein, the concurrence of the Continuing Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board (with, where specifically provided for herein, the concurrence of the Continuing Directors) or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board (with, where specifically provided for herein, the concurrence of the Continuing Directors) in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board or the Continuing Directors to any liability to the holders of the Rights.
     Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Ordinary Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Ordinary Shares).

     Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth Business Day following the date of such determination by the Board of Directors. Without limiting the foregoing, if any provision requiring a majority of the Board of Directors of the Company to be Continuing Directors to act is held by any court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board of Directors of the Company in accordance with applicable law and the Company’s Articles.
     Section 32. Governing Law and Jurisdiction. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of Ireland and for all purposes shall be governed by and construed in accordance with the laws of Ireland; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed entirely within such Commonwealth. The Court of Chancery of the State of Delaware, USA, is to have exclusive jurisdiction to settle any dispute arising out of or in connection with any Right or this Agreement. Any proceeding, suit or action arising out of or in connection with any Right or this Agreement (the “Proceedings”) shall therefore be brought in such court. No person shall be entitled to object to Proceedings in such court on the grounds of venue or on the grounds of forum non conveniens.
     Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
     Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
     Section 35. Force Majeure. Notwithstanding anything to the contrary contained herein, neither the Rights Agent nor the Company shall be liable for any delays or failures in performance resulting from acts beyond its reasonable control, including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labour difficulties, war or civil unrest.
     Section 36. Effectiveness; Old Rights. This Agreement shall become effective immediately prior to the Transaction Time. Upon effectiveness of this Agreement, each Old Right shall terminate and become null and void without any further action, and no holder of Old

Rights shall have any rights whatsoever with respect to such Old Rights, whether under any provision of this Agreement or otherwise. The Company shall notify the Rights Agent by electronic mail of the occurrence of the Transaction Time promptly thereafter.

     IN WITNESS WHEREOF, this Deed Poll has been executed and delivered as a Deed on the day and year first before written.
Given under the
Common Seal of COOPER INDUSTRIES PLC
By

/s/ Kirk Hachigian Director

/s/ Terrance V. Helz Director/Secretary
Executed and Delivered as a Deed
by
the duly authorised representative
for and on behalf of
COOPER INDUSTRIES, LTD.

/s/ Kirk Hachigian
Signed
by
a duly authorised representative of
COMPUTERSHARE TRUST COMPANY, N.A.

/s/ Dennis Moccia
Manager, Contract Administration

Exhibit A
THE DESIGNATION, AMOUNT AND RIGHTS ATTACHING TO THE SERIES A
PARTICIPATING PREFERRED SHARES
of
COOPER INDUSTRIES PLC
     I, Bruce M. Taten, Senior Vice President, General Counsel and Chief Compliance Officer of Cooper Industries plc, a company incorporated in Ireland under registered number 471954 (the “Company”), DO HEREBY CERTIFY:
     That the board of directors of the Company on September 1, 2009 adopted the following resolution:
     RESOLVED that the Series A Participating Preferred Shares are to be created as a series of preferred shares of the Company as at the Transaction Time and that the designation and amount thereof and the voting powers, designations, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as set out below;
     Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Participating Preferred Shares” and the number of shares constituting such series shall initially be 2,500,000, par value US$.01 per share, such number of shares to be subject to increase or decrease by action of the board of directors.
     Section 2. Dividends and Distributions.
     a. Subject to the prior and superior rights of the holders of any shares of any series of Preferred Shares ranking prior and superior to the shares of Series A Participating Preferred Shares with respect to dividends, the holders of shares of Series A Participating Preferred Shares in preference to the holders of Ordinary Shares, par value US$.01 per share, of the Company (the “Ordinary Shares”) and of any other junior shares shall be entitled to receive, when, as and if declared by the board of directors out of funds legally available therefor, including capital surplus, quarterly dividends payable in cash on the first business day of October, January, April and July in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Participating Preferred Shares, in an amount per share (rounded to the nearest cent) equal to the greater of (a) US$10.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non cash dividends or other distributions other than a dividend payable in shares of Ordinary Shares or a subdivision of the outstanding shares of Ordinary Shares (by reclassification or otherwise), declared on the Ordinary Shares since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Participating Preferred Shares. In the event the Company shall at any time (i) declare any dividend on Ordinary Shares payable in Ordinary Shares, (ii) subdivide the outstanding Ordinary Shares, or (iii) consolidate the outstanding Ordinary Shares into a smaller number of shares, then in each such case the amount to which holders of Series A Participating Preferred Shares were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Ordinary Shares outstanding immediately after such event and the denominator of which is the number of Ordinary Shares that were outstanding immediately prior to such event.
     b. The Company shall declare a dividend or distribution on the Series A Participating Preferred Shares as provided in paragraph (a) above concurrently with its declaration of a dividend or distribution on the Ordinary Shares (other than a dividend payable in Ordinary Shares); provided that, in the event no dividend or distribution shall have been declared on the Ordinary Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of US$10.00 per Series A Participating Preferred Share shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
     c. Dividends shall begin to accrue and be cumulative on outstanding Series A Participating Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such shares unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of Series A Participating Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Participating Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The board of directors may fix a record date for the determination of holders of shares of Series A Participating Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.
     Section 3. Voting Rights. The holders of Series A Participating Preferred Shares shall have the following voting rights:
     a. Subject to the provision for adjustment hereinafter set forth, each Series A Participating Preferred Share shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Company. In the event the Company shall at any time (i) declare any dividend on Ordinary Shares payable in Ordinary Shares, (ii) subdivide the outstanding Ordinary Shares, or (iii) consolidate the outstanding Ordinary Shares into a smaller number of shares, then in each such case the number of votes per share to which holders of Series A Participating Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of

Ordinary Shares outstanding immediately after such event and the denominator of which is the number of Ordinary Shares that were outstanding immediately prior to such event.
     b. Except as otherwise provided herein, in the Memorandum and Articles of Association of the Company or under applicable law, the holders of Series A Participating Preferred Shares and the holders of Ordinary Shares shall vote together as one class on all matters submitted to a vote of shareholders of the Company.
     c. If at any time dividends on any Series A Participating Preferred Shares shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (a “default period”) that shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all Series A Participating Preferred Shares then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Series A Participating Preferred Shares together with any other series of Preferred Shares then entitled to such a vote under the terms of the Memorandum and Articles of Association of the Company, voting as a separate class, shall be entitled to elect two members of the board of directors of the Company.
i.	During any default period, such voting right of the holders of Preferred Shares may be exercised initially at an extraordinary general meeting called pursuant to subparagraph (ii) of this Subsection 3(c) or at any annual general meeting of shareholders, and thereafter at annual general meetings of shareholders. The absence of a quorum of the holders of Ordinary Shares shall not affect the exercise by the holders of Preferred Shares of such voting right. At any meeting at which the holders of Preferred Shares shall exercise such voting right initially during an existing default period, they shall have the right, voting as a separate class, to elect directors to fill such vacancies, if any, in the board of directors as may then exist up to two (2) directors, or if such right is exercised at an annual general meeting, to elect two (2) directors. If the number that may be so elected at any extraordinary general meeting does not amount to the required number, the holders of the Preferred Shares shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Shares shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Shares as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Participating Preferred Shares.

ii.	Unless the holders of Preferred Shares shall, during an existing default period, have previously exercised their right to elect directors, the board of directors may order, or any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of Preferred

Shares outstanding, irrespective of series, may request, the calling of an extraordinary general meeting of the holders of Preferred Shares, which meeting shall thereupon be called by the Chairman or President of the Company. Notice of such meeting and of any annual meeting at which holders of Preferred Shares are entitled to vote pursuant to this Section 3(c)(ii) shall be given to each holder of record of Preferred Shares by mailing a copy of such notice to such holder at such holder’s last address as the same appears on the books of the Company. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request. In the event such meeting is not called within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Shares outstanding. Notwithstanding the provisions of this Section 3(c)(ii), no such extraordinary general meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual general meeting of the shareholders.

iii.	In any default period, the holders of Ordinary Shares and other classes of shares of the Company, if applicable, shall continue to be entitled to elect the whole number of directors in accordance with the Articles of Association of the Company until the holders of Preferred Shares shall have exercised their right to elect two (2) directors voting as a separate class, after the exercise of which right (x) the directors so elected by the holders of Preferred Shares shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the board of directors may (except as provided in Section 3(c)(i)) be filled by vote of a majority of the remaining directors theretofore elected by the class which elected the director whose office shall have become vacant. References in this Section 3(c)(iii) to directors elected by a particular class shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.
     d. Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Shares, as a separate class, to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Shares, as a separate class, shall terminate, and (z) the number of directors shall be such number as may be provided for in, or pursuant to, the Memorandum and Articles of Association irrespective of any increase made pursuant to the provisions of Section 3(c)(i) (such number being subject, however, to change thereafter in any manner provided by law or in the Memorandum and Articles of Association of the Company). Any vacancies in the board of directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors, provided that a quorum is present.

     e. Except as set forth herein or as otherwise provided in the Memorandum and Articles of Association of the Company, holders of Series A Participating Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Ordinary Shares as set forth herein) for taking any corporate action.
     Section 4. Restrictions
     a. Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Shares as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series A Participating Preferred Shares outstanding shall have been paid in full, the Company shall not:
     (1) declare or pay or set apart for payment any dividends on, make any other distributions on, or redeem or purchase or otherwise acquire, directly or indirectly, for consideration any shares of any class of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Shares;
     (2) declare or pay dividends on or make any other distributions on any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Shares, except dividends paid ratably on the Series A Participating Preferred Shares and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or
     (3) purchase or otherwise acquire for consideration any Series A Participating Preferred Shares or any shares ranking on a parity with the Series A Participating Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the board of directors) to all holders of such shares upon such terms as the board of directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes provided that the Company may at any time redeem, purchase or otherwise acquire any such parity shares in exchange for any shares of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Shares.
     b. The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of the Company unless the Company could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
     Section 5. Reacquired Shares. Any Series A Participating Preferred Shares purchased or otherwise acquired by the Company in any manner whatsoever shall be cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorised but unissued Preferred Shares and may be reissued as part of a new series of Preferred

Shares to be created by resolution or resolutions of the board of directors, subject to the conditions and restrictions on issuance set forth herein.
     Section 6. Liquidation, Dissolution or Winding Up.
     a. Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Shares unless, prior thereto, the holders of Series A Participating Preferred Shares shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of Series A Participating Preferred Shares unless, prior thereto, the holders of Ordinary Shares shall have received an amount per share (the “Ordinary Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in paragraph (c) below to reflect such events as stock splits, stock dividends and recapitalisations with respect to the Ordinary Shares) (such number in clause (ii) being hereinafter referred to as the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Ordinary Adjustment in respect of all outstanding Series A Participating Preferred Shares and Ordinary Shares, respectively, holders of Series A Participating Preferred Shares and holders of Ordinary Shares shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Participating Preferred Shares and Ordinary Shares, on a per share basis, respectively.
     b. If there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Shares, if any, which rank on a parity with the Series A Participating Preferred Shares then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. If there are sufficient assets available to permit payment in full of the Series A Liquidation Preference, but there are not sufficient assets available to permit payment in full of the Ordinary Adjustment, then such remaining assets shall be distributed ratably to the holders of Ordinary Shares.
     c. If the Company shall at any time (i) declare any dividend on Ordinary Shares payable in Ordinary Shares, (ii) subdivide the outstanding Ordinary Shares, or (iii) consolidate the outstanding Ordinary Shares into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of Ordinary Shares outstanding immediately after such event and the denominator of which is the number of shares of Ordinary Shares that were outstanding immediately prior to such event.
     Section 7. No Redemption. The shares of Series A Participating Preferred Shares shall not be redeemable.
     Section 8. Ranking. The Series A Participating Preferred Shares shall rank junior to all other series of the Company’s Preferred Shares as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.
     Section 9. Amendment. The Articles of Association of the Company shall not be further amended in any manner which would alter or change the powers, preferences or special rights of the Series A Participating Preferred Shares without a special resolution of the holders of the outstanding shares of the Series A Participating Preferred Shares, voting separately as a class.
     Section 10. Fractional Shares. Series A Participating Preferred Shares may (if permitted by applicable law) be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Preferred Shares.
     IN WITNESS WHEREOF, I do affirm the foregoing as true this 8th day of September, 2009.

By:	/s/ Terrance V. Helz

	Name:	Terrance V. Helz
	Title:	Associate General Counsel and Secretary Duly authorized for and on Behalf of the Company

Exhibit B
Form of Rights Certificate

Certificate No. R-	Rights
NOT EXERCISABLE AFTER AUGUST 1, 2017 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT US$.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]1
Rights Certificate
COOPER INDUSTRIES PLC
This certifies that      , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Second Amended and Restated Rights Agreement, dated as of September 8, 2009 (the “Rights Agreement”), by and among Cooper Industries, plc, a company incorporated in Ireland under registered number 471954 (the “Company”), Cooper Industries, Ltd., a Bermuda company, and Computershare Trust Company, N.A., (the “Rights Agent”), to purchase from the Company at any time prior to 5:00 P.M. (New York, New York time) on August 1, 2017 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredth of a fully paid, nonassessable share of Series A Participating Preferred Shares (the “Preferred Shares”) of the Company, at a purchase price of US$600 per one one-hundredth of a share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The Purchase Price shall be paid, at the election of the holder, in cash or Ordinary Shares of the Company having an equivalent value. The number of Rights evidenced

[1]	The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of the date of the Rights Agreement based on the Preferred Shares as constituted at such date.
     Upon the occurrence of the Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of the Section 11(a)(ii) Event.
     As provided in the Rights Agreement, the Purchase Price and the number and kind of Preferred Shares or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.
     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.
     This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a Preferred Share as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.
     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (a) may be redeemed by the Company at its option at a redemption price of US$.01 per Right or (b) may be exchanged in whole or in part for Preferred Shares or the Company’s Ordinary Shares, par value $0.01 per share.
     The Company is not required to issue fractional Preferred Shares upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment may be made, as provided in the Rights Agreement. To the extent any fractional Preferred Shares may be issued, such fractional Preferred Shares may, at the option of the Company, be evidenced by depositary receipts.

     No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.
     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.
     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.
Dated as of                           ,

ATTEST:	COOPER INDUSTRIES PLC

By
Secretary		Name:
Title:
Countersigned:

COMPUTERSHARE TRUST COMPANY, N.A.

By
Authorized Signature

[Form of Reverse Side of Rights Certificate]
FORM OF ASSIGNMENT
(To be executed by the registered holder if such
holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED

hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                  Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:	,
Signature

Signature Guaranteed:
Certificate
     The undersigned hereby certifies by checking the appropriate boxes that:
     (1) this Rights Certificate [     ] is [     ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and
     (2) after due inquiry and to the best knowledge of the undersigned, it [     ] did [     ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:	,
Signature

Signature Guaranteed:

NOTICE
          The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.
FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to exercise
Rights represented by the Rights Certificate.)

To:	COOPER INDUSTRIES PLC:
     The undersigned hereby irrevocably elects to exercise                                          Rights represented by this Rights Certificate to purchase the Preferred Shares issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:
Please insert social security
or other identifying number

(Please print name and address)

     If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:
Please insert social security
or other identifying number

(Please print name and address)

Dated:	,
Signature

Signature Guaranteed:
Certificate
     The undersigned hereby certifies by checking the appropriate boxes that:
          (1) the Rights evidenced by this Rights Certificate [   ] are [   ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and
          (2) after due inquiry and to the best knowledge of the undersigned, it [   ] did [   ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:
Signature

Signature Guaranteed:
NOTICE
     The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.